UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2008
KEYNOTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-27241	94-3226488
(Commission File Number)	(IRS Employer Identification No.)
777 Mariners Island Boulevard, San Mateo, CA	94404
(Address of principal executive offices)	(Zip Code)
(650)-403-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 16, 2008, Keynote Systems, Inc. (“Keynote”) entered into a definitive share purchase agreement (the “Purchase Agreement”) and acquired Zandan S.A. (“Zandan”). Pursuant to the terms of the Purchase Agreement, Keynote acquired the outstanding shares of Zandan for approximately 925,000 euros in cash, a portion of which is being held in escrow for any indemnification claims that may arise. The shares of Zandan were previously held by a Belgian investment fund and three French investment funds that are not affiliated with Keynote. Keynote expects to incur additional restructuring costs and to repay indebtedness of Zandan over the next six months. A copy of the press release related to the acquisition of Zandan is included in this report as Exhibit 99.1. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to Keynote’s Form 10-Q for the period ended June 30, 2008.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Vividence required by this item shall be filed for the periods specified in Rule 3-05(b) of Regulation S-X by amendment to this Form 8-K within 71 calendar days of the date of this report.

(b)	Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X shall be filed by amendment to this Form 8-K within 71 calendar days of the date of this report.

(d)	Exhibits.

	Exhibit No.	Exhibit Title

	99.1	Press Release, dated April 21, 2008, issued by Keynote Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYNOTE SYSTEMS, INC.

April 21, 2008	By:	/s/ Andrew Hamer
Andrew Hamer
Vice President and Chief Financial Officer

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit Title

	99.1	Press Release, dated April 21, 2008, issued by Keynote Systems, Inc.